Exhibit 10.1

Execution Version

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is made and entered into as of October 15, 2026 (the “Agreement Date”), by and among Proofpoint, Inc., a Delaware corporation (“Parent”), and Varonis Systems, Inc., a Delaware corporation (the “Company”), and Yakov Faitelson, solely in his capacity as a stockholder of Company and not in his capacity as a director or officer of the Company (the “Supporting Stockholder”). Each of Parent, the Company and the Supporting Stockholder are sometimes referred to herein as a “Party.”

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, Vail Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the “Merger”).

B. As of the Agreement Date, the Supporting Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of common stock, par value $0.001 per share, of the Company (the “Shares”) set forth on Schedule A hereto, such shares being all of the Shares owned of record or beneficially by the Supporting Stockholder as of the Agreement Date (the “Owned Shares”, and the Owned Shares together with any additional Shares that the Supporting Stockholder may acquire record and/or beneficial ownership of after the Agreement Date (including, for the avoidance of doubt, as a result of the vesting, settlement or exercise of any Company Equity Awards (as defined below)), the “Covered Shares”).

C. In connection with Parent’s and Merger Sub’s entry into the Merger Agreement, the Supporting Stockholder has agreed to enter into this Agreement with respect to the Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1. “Expiration Time” shall mean the earliest to occur of (a) the time that the Company Stockholder Approval has been obtained, (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VII thereof, and (c) any amendment of any term or provision of the original Merger Agreement, dated as of the Agreement Date, that reduces the Merger Consideration or changes the form of consideration payable to the Supporting Stockholder pursuant to the Merger Agreement, without the Supporting Stockholder’s prior written consent, and (d) the occurrence of an Adverse Recommendation Change in accordance with Section 5.4(c) of the Merger Agreement.

1.2. “Transfer” shall mean (a) any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, or other transfer (by operation of Law or otherwise), either voluntary or involuntary, or entry into any option or other Contract, arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition or other transfer (by operation of Law or otherwise), of any Covered Shares or any interest in any Covered Shares (in each case other than this Agreement), (b) the deposit of such Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to such Covered Shares or the grant of any proxy or power of attorney (other than this Agreement or any proxy granted to the Company or its designees to vote in favor of the adoption of the Merger Agreement and the approval of the Merger and the other Transactions) with respect to such Covered Shares, or (c) any Contract or commitment (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) or (b); provided that “Transfer” shall not include any transfer of the Shares (or any interest therein) by the Supporting Stockholder between record ownership and beneficial ownership (or vice versa), including any transfer of Covered Shares from the Supporting Stockholder’s name on the books and records of the Company’s transfer agent or equity plan administrator to a brokerage, prime brokerage, bank or broker-dealer account maintained in the name of the Supporting Stockholder (or for the benefit of the Supporting Stockholder), or any change in brokers, nominees or other record holders, in each case, so long as such transfer or change does not result in any change in the Supporting Stockholder’s beneficial ownership or economic ownership of such Covered Shares.

2. Agreement to Not Transfer the Covered Shares.

2.1. No Transfer of Covered Shares. Until the Expiration Time, the Supporting Stockholder agrees not to Transfer or cause or permit the Transfer of any of the Covered Shares, other than with the prior written consent of Parent or in accordance with and subject to Section 2.2. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.

2.2. Permitted Transfers. Notwithstanding anything herein to the contrary, the Supporting Stockholder may Transfer any such Covered Shares (i) to any Affiliate of the Supporting Stockholder, (ii) to any family member (including a trust for such family member’s benefit) of the Supporting Stockholder, (iii) to any charitable foundation or organization, in each case only so long as, prior to and as a condition to effectuating any such Transfer, the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the Parties a written consent and joinder memorializing such agreement in form and substance reasonably satisfactory to Parent; (iv) pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as amended, established prior to the date hereof; (v) to any Person if and to the extent required by any non-consensual Order, by divorce decree or by will, intestacy or other similar applicable Law; or (vi) between record ownership and beneficial ownership (or vice versa), including any transfer of Covered Shares from the Supporting Stockholder’s name on the books and records of the Company’s transfer agent or equity plan administrator to a brokerage, prime brokerage, bank or broker-dealer account maintained in the name of the Supporting Stockholder (or for the benefit of the Supporting Stockholder), or any change in brokers, nominees or other record holders, in each case, so long as such transfer or change does not result in any change in the Supporting Stockholder’s beneficial ownership or economic ownership of such Covered Shares. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Covered Shares or any certificate or uncertificated interest representing any of such Supporting Stockholder’s Covered Shares, except as permitted by, and in accordance with, this Section 2.2.

3. Agreement to Vote the Covered Shares.

3.1. Voting Agreement. Until the Expiration Time, at every meeting of the Company’s stockholders at which any of the following matters are to be voted on (and at every adjournment or postponement thereof), and on any action or approval of the Company’s stockholders by written consent with respect to any of the following matters, the Supporting Stockholder shall vote (including via proxy) all of the Covered Shares (or cause the holder of record on any applicable record date to vote (including via proxy) all of the Covered Shares): (a) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other Transactions; and (b) against (i) any action or agreement that, to the Supporting Stockholder’s knowledge, would reasonably be expected to result in any of the conditions to the Company’s or Parent’s obligations set forth in Section 6.1, Section 6.2 or Section 6.3 of the Merger Agreement not being satisfied and (ii) any Acquisition Proposal, or any agreement, transaction or other matter that is intended to, or would reasonably be expected to, impede, interfere with or materially and adversely affect the consummation of the Merger and the other Transactions (clauses (a) and (b), the “Covered Proposals”). For the avoidance of doubt, nothing in this Agreement shall require the Supporting Stockholder to vote in any manner with respect to any amendment to the Merger Agreement or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of a provision of the Merger Agreement, in any such case, in a manner that (x) decreases the Merger Consideration or changes the form of the Merger Consideration payable to the Supporting Stockholder; (y) imposes any restrictions or any additional conditions on the consummation of the Merger or the payment of the Merger Consideration; or (z) extends the Termination Date. Except as expressly set forth in this Section 3.1, the Supporting Stockholder shall not be restricted from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company. Other than with respect to the Covered Proposals, the Supporting Stockholder does not have any obligation to vote the Covered Shares in any particular manner and, with respect to such other matters (other than the Covered Proposals), the Stockholder shall be entitled to vote the Covered Shares in its sole discretion.

3.2. Quorum. Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Supporting Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

3.3. Governmental Entities. Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time a Governmental Entity enters an Order restraining, enjoining or otherwise prohibiting the Supporting Stockholder from taking any action pursuant to Section 3.1 or Section 3.2, then the obligations of the Supporting Stockholder to take such actions shall be of no force and effect for so long as such Order is in effect solely to the extent such order restrains, enjoins or otherwise prohibits the Supporting Stockholder from taking any such action.

4. Waiver of Appraisal Rights. The Supporting Stockholder hereby irrevocably waives all appraisal rights under Section 262 of the DGCL, a copy of which is attached hereto as Schedule B, with respect to all of the Covered Shares owned (beneficially or of record) by the Supporting Stockholder with respect to the Merger and the Transactions.

5. New Shares. The Supporting Stockholder agrees that any Shares that the Supporting Stockholder purchases or with respect to which the Supporting Stockholder otherwise acquires record or beneficial ownership (including any Shares that the Supporting Stockholder acquires pursuant (a) to the vesting, exercise or settlement of any Company Stock Options, Company RSUs, or Company PSUs (each a “Company Equity Award” and collectively the “Company Equity Awards”), or (b) to a stock split, reverse stock split, stock dividend or distribution or any change in Shares by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction) after the Agreement Date and prior to the earlier to occur of (i) the Effective Time and (ii) the Expiration Time, shall automatically become, and shall be deemed to be, Covered Shares and will thereafter be subject to the terms and conditions of this Agreement to the same extent as if they comprised Covered Shares on the date hereof. Notwithstanding anything to the contrary in this Agreement, (x) nothing in this Agreement shall require the Supporting Stockholder to exercise, convert, exchange, accelerate the vesting or settlement of, or take any other action with respect to, any Company Equity Award or any other right to acquire Shares and (y) the obligations of the Supporting Stockholder under Section 3 hereof shall apply only to Covered Shares that are issued and outstanding and that the Supporting Stockholder is entitled to vote as of the applicable record date.

6. Fiduciary Duties; Legal Obligations. The Supporting Stockholder is entering into this Agreement solely in his capacity as the record holder or beneficial owner of the Covered Shares. Nothing in this Agreement shall in any way prevent, limit or affect any actions taken by the Supporting Stockholder, in his capacity as a director or officer of the Company or any of its Affiliates from complying with his fiduciary duties or other legal obligations under applicable law while acting in such capacity as a director or officer of the Company or any of its Affiliates, and no such required action taken by the Supporting Stockholder in his capacity as a director or officer of the Company or any of its Affiliates shall violate any of his agreements or obligations under this Agreement.

7. Representations and Warranties of the Supporting Stockholder. The Supporting Stockholder hereby represents and warrants to Parent that:

7.1. Due Authority. The Supporting Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by the Supporting Stockholder and constitutes a valid and binding obligation of the Supporting Stockholder enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

7.2. Ownership of the Covered Shares. (a) The Supporting Stockholder is as of the Agreement Date and, with respect to any Covered Shares acquired after the Agreement Date, will be as of the date of such acquisition, the beneficial or record owner of the Supporting Stockholder’s Owned Shares, free and clear of any and all Liens, other than those (i) created by this Agreement, (ii) arising under applicable securities or community property laws, (iii) as disclosed on Schedule A hereto, or (iv) as would not reasonably be expected to prevent or materially impair the Supporting Stockholder’s performance of its obligations under this Agreement, and (b) subject to applicable community property laws, the Supporting Stockholder has sole voting power over all of such Owned Shares and Covered Shares, respectively. The Supporting Stockholder has not entered into any agreement to Transfer any Covered Shares in effect as of the Agreement Date. As of the Agreement Date, the Supporting Stockholder does not own, beneficially or of record, any Shares or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Shares or other voting shares of the Company) other than the Owned Shares and the Company Equity Awards held by the Supporting Stockholder.

7.3. No Conflict; Consents.

a. The execution and delivery of this Agreement by the Supporting Stockholder does not, and the performance by the Supporting Stockholder of its obligations under this Agreement and the compliance by the Supporting Stockholder with any provision hereof does not and will not: (i) conflict with or violate any Laws applicable to the Supporting Stockholder or (ii) except as would not reasonably be expected to materially impair the ability of the Supporting Stockholder to perform its obligations under this Agreement, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a breach or default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by the Supporting Stockholder pursuant to any Contract or obligation to which the Supporting Stockholder is a party or by which the Supporting Stockholder is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to the Supporting Stockholder in connection with the execution and delivery of this Agreement or the consummation by it of the transactions contemplated hereby.

7.4. Absence of Litigation. As of the Agreement Date, there is no legal action pending against, or, to the knowledge of the Supporting Stockholder, threatened against or affecting the Supporting Stockholder that would reasonably be expected to materially impair the ability of the Supporting Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

8. Representations and Warranties of Parent. Parent hereby represents and warrants to the Supporting Stockholder that:

8.1. Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

8.2. No Conflict; Consents.

a. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (i) conflict with or violate any laws applicable to Parent or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract or obligation to which Parent is a party or by which Parent is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any Governmental Entity or any other Person, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

8.3. Absence of Litigation. As of the Agreement Date, there is no legal action pending against or, to the knowledge of Parent, threatened against or affecting Parent that would reasonably be expected to materially impair the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated by the Merger Agreement on a timely basis.

9. Miscellaneous.

9.1. Other Agreements. The Supporting Stockholder further agrees that, from and after the date hereof until the Expiration Time, the Supporting Stockholder will not, and will not permit any entity under the Supporting Stockholder’s control to, (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition to any Covered Proposal, (b) initiate a stockholders vote with respect to an Acquisition Proposal, (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal, or (d) take any action that the Company is prohibited from taking pursuant to Section 5.1 and Section 5.4 of the Merger Agreement, except, in the case of this clause (d), as contemplated under Section 6 of this Agreement.

9.2. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Supporting Stockholder, and Parent shall have no authority to direct the Supporting Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

9.3. Certain Adjustments. In the event of any change in the Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.4. Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties.

9.5. Expenses. All costs and expenses incurred by any Party in connection with this Agreement shall be paid by the Party incurring such cost or expense.

9.6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of transmittal if sent by email (provided, that (i) no automatic “bounce back” or similar automatic transmission error message of non-delivery is received with respect thereto and (ii) any communication sent by email on either (x) a non-Business Day or (y) any Business Day after 5:00 p.m. (recipient’s local time) shall in each case of (x) and (y) be deemed to have been sent at 9:00 a.m. (recipient’s local time) on the next Business Day), (c) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (d) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

a.	if to Parent, to:

c/o Thoma Bravo, L.P.
One Market Plaza, Suite 2400

San Francisco, CA 94105

Attention:	[***]; [***]; [***]
Email:	[***]; [***]; [***]

with a copy to:

Kirkland & Ellis LLP
333 West Wolf Point Plaza

Chicago, IL 60654

Attention:	[***]; [***]; [***]; [***]
Email:	[***]; [***]; [***]; [***]

b.	if to Company or the Supporting Stockholder, to:

Varonis Systems, Inc.

801 Brickell Ave., 8th Floor

Miami, FL 33131

Attention:	[***]; [***]

Email:	[***]; [***]

with a copy to:

Paul Hastings LLP
200 Park Avenue

New York, NY 10166

Attention:	[***]; [***]; [***]
Email:	[***]; [***]; [***]

9.7. Governing Law; Submission to Jurisdiction; Specific Performance; Waiver of Jury Trial. Section 8.7, Section 8.8, Section 8.10 and Section 8.13 of the Merger Agreement shall apply mutatis mutandis.

9.8. Documentation and Information. The Supporting Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Supporting Stockholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release announcing the Merger or the other Transactions contemplated by the Merger Agreement, the Proxy Statement and any other disclosure document required by applicable Law in connection with the Merger Agreement, the Merger and the other Transactions contemplated by the Merger Agreement.

9.9. Further Assurances. The Supporting Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to perform its obligations as expressly set forth under this Agreement.

9.10. Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, the Supporting Stockholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

9.11. Entire Agreement. This Agreement, including the schedules and exhibits hereto, constitute the entire agreement among the Parties with respect to the subject matter thereof, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the Parties with respect to the subject matter hereof and thereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

9.12. Interpretation. When a reference is made in this Agreement to a section, such reference shall be to a section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing”. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. When used in this Agreement, the term “or” shall be construed in the inclusive sense of “and/or”. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The Parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.13. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties. Any purported assignment without such prior written consent shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. No assignment by any party will relieve such party of any of its obligations hereunder.

9.14. Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and the Parties will negotiate in good faith in order to substitute a suitable and equitable provision therefor in order to carry out as closely as possible, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

9.15. Counterparts. This Agreement may be executed in one or more textually identical counterparts (including by electronic or digital signature, .pdf, .tif, ..gif, .jpg or similar attachment to email or by electronic signature service (any such delivery, an “Electronic Delivery”)), all of which shall be considered one and the same agreement and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.16. Non-survival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the Parties which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

9.17. Termination. This Agreement shall automatically terminate without further action by any of the Parties and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Section 9 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any Party from seeking any remedies (at law or in equity) against any other Party for that Party’s material breach of any of the terms of this Agreement prior to the date of termination in accordance with this Section 9.17.

9.18. No Recourse. Neither the Supporting Stockholder nor any of his Affiliates or Representatives shall be liable in his or its capacity as a stockholder of the Company (or an Affiliate thereof) for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

VARONIS SYSTEMS, INC.

By:	/s/ Dov Gottlieb
	Name:	Dov Gottlieb
	Title:	EVP, General Counsel

[Signature Page to Support Agreement]

PROOFPOINT, INC.

By:	/s/ Kyle Chin
	Name:	Kyle Chin
	Title:	General Counsel and Secretary

[Signature Page to Support Agreement]

YAKOV FAITELSON

/s/ Yakov Faitelson

[Signature Page to Support Agreement]

Schedule A

Name	Owned Shares*
Yakov Faitelson	771,828

*	If any additional Shares are owned by the Supporting Stockholder as of or after the Agreement Date, such shares shall be automatically deemed to be “Covered Shares” notwithstanding the contents of this Schedule A.

Schedule B

General Corporation Law of the State of Delaware, Section 262

[See attached.]